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                              PLEDGE AGREEMENT

          This PLEDGE AGREEMENT (this "AGREEMENT") dated as of June __, 1997, is made between _____________ (the "OBLIGOR") and International Logistics Limited, a Delaware corporation (the "COMPANY").

          WHEREAS, to induce the Company to lend the Obligor the funds evidenced by the Promissory Note (as defined below) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations.

          NOW, THEREFORE, in consideration of the foregoing, the Obligor agrees with the Company as follows:


          SECTION 1.    DEFINITIONS AND INTERPRETATION.

          1.01 CERTAIN DEFINED TERMS. The following terms shall have the following meanings under this Agreement:

          "COLLATERAL" shall have the meaning assigned to that term in
Section 2.01.

          "DISTRIBUTIONS" shall have the meaning assigned to such term in
Section 2.04.

          "EVENT OF DEFAULT" shall mean (i) the failure of the Obligor to pay in full the Obligations as and when they become due and payable or (ii) the Obligor's ceasing to be employed by the Company or any of its subsidiaries for any reason.

          "LIENS" shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or any agreement to give, or notice of, any of the foregoing.

          "PLEDGED STOCK" shall have the meaning assigned to that term in
Section 2.01(a).

          "PROMISSORY NOTE" shall mean the Promissory Note dated _____________ of the Obligor in favor of the Company, as amended from time to time.

          "SECURED OBLIGATIONS" shall mean any and all obligations of the Obligor to the Company evidenced by the Promissory Note or arising under this Agreement.

          "STOCK COLLATERAL" shall have the meaning assigned to that term in
Section 2.01(a).

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          "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement between the Company and each of the Holders listed on Exhibit A thereto, as the same may be amended from time to time.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of Illinois from time to time or, by reason of mandatory application, any other applicable jurisdiction.

          SECTION 2.     COLLATERAL.

          2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Company, for the benefit of the Company, a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Obligor and whether now existing or hereafter coming into existence (collectively, the "COLLATERAL"):

          (a) (i) all of the shares of capital stock of the Obligor represented by the respective certificates identified in Annex 1 together with, in each case, the certificates representing the same (collectively, the "PLEDGED STOCK");

                   (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all equity rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                   (iii) in the event of any consolidation or merger in which the Company is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "STOCK COLLATERAL");

          (b) all proceeds and products in whatever form of all or any part of the foregoing Collateral.

          2.02 PERFECTION. Concurrently with the execution and delivery of this Agreement, the Obligor shall (i) deliver to the Company all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (ii) take all such other actions as shall be necessary or as the Company may

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reasonably request to perfect and establish the priority of the Liens granted by this Agreement.

          2.03 PRESERVATION AND PROTECTION OF SECURITY INTERESTS. The Obligor shall give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Company may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Company to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens. The Company shall be entitled to reflect the Lien of this Agreement in its stock records and to refuse to recognize any transfer of the Stock Collateral not in accordance with this Agreement.

          2.04 DISTRIBUTIONS. The proceeds from all cash dividends or other cash distributions on the Collateral and any proceeds from the sale of all or any part of the Obligor's interest therein (the "DISTRIBUTIONS") shall be paid directly to the Company. Any Distributions shall first be applied to the unpaid accrued interest then due on the Promissory Note and then to reduce the outstanding principal balance of the Promissory Note.

          2.05 ATTORNEY-IN-FACT. Subject to the rights of the Obligor under Section 2.06, the Company is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Company may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Liens granted by this Agreement and, following any Event of Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Company shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default
(i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above;
(iii) to file any claims or take any action or proceeding that the Company may deem necessary or advisable for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the collateral under Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

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          2.06   SPECIAL PROVISIONS RELATING TO STOCK COLLATERAL.  So long
as no Event of Default shall have occurred and be continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement or the Stockholders Agreement; and the Company shall, at the Obligor's expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.06.

          2.07   RIGHTS AND OBLIGATIONS.

          (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of the Stockholders Agreement.

          (b) The Company shall not be required to take steps necessary to preserve any rights against prior parties as to any part of the Collateral.

          2.08 TERMINATION. On the date when all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Company shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor or as required by applicable law or court order.

          2.09 RIGHT TO SET OFF. The Obligor acknowledges that under the Company's Employee Stock Purchase Plan II (the "PLAN") the Company has the option to repurchase (the "CALL OPTION") the Stock Collateral and the Obligor has the option to sell (the "PUT OPTION") to the Company the Stock Collateral if the Obligor's employment with the Company or its subsidiaries is terminated for any reason and further agrees and acknowledges that the Company may set off any amounts payable to the Obligor upon exercise of the Call Option or the Put Option against any and all unpaid principal and accrued interest payable by the Obligor under the Promissory Note.

          3. REPRESENTATIONS AND WARRANTIES. As of the date hereof and as of the date of the delivery of the Collateral, the Obligor represents and warrants to the Company as follows:

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          3.01   TITLE.  The Obligor is the sole beneficial owner of the
Collateral, and such Collateral is free and clear of all Liens except the Lien of this Agreement. The Liens granted by this Agreement in favor of the Company for the benefit of the Company have attached and constitute a perfected security interest in all of such Collateral prior to all other Liens.

          3.02 PLEDGED STOCK. The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable.

          SECTION 4.    COVENANTS.

          4.01 SALES AND OTHER LIENS. Without the prior written consent of the Company, the Obligor shall not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral.

          4.02 FURTHER ASSURANCES. The Obligor agrees that, from time to time upon the written request of the Company, the Obligor will execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order fully to effect the purposes of this Agreement.

          SECTION 5.    REMEDIES.

          5.01 EVENTS OF DEFAULT, ETC. If any Event of Default shall have occurred and be continuing:

          (a) The Company in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

          (b) the Company in its discretion may, upon ten business days' prior written notice (or such lesser notice as is provided by applicable law) to the Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Company or any of its assigns, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Company deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Company or any of its assigns may be the purchaser, lessee or recipient

                                     -5-
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of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. The Company may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

          (c) the Company shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Company were the sole and absolute owner of the Collateral (and the Obligor agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.03.


          5.02   PRIVATE SALE.

          (a) Neither the Company nor any of its assigns shall incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Company or its assigns arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Company accepts the first offer received and does not offer the Collateral to more than one offeree.

          (b) The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Company or its assigns

                                     -6-
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may be compelled, with respect to any sale of all or any part of the
Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Company or its assigns than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Company or its assigns shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company to register it for public sale.

          5.03 APPLICATION OF PROCEEDS. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.03, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01, and any other cash at the time held by the Company under this Section 5, shall be applied by the
Company:

          FIRST, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Company, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Company in that connection;

          NEXT, to the payment in full of the remaining Secured Obligations;
and

          FINALLY, to the payment to the Obligor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

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          SECTION 6.   MISCELLANEOUS.

          6.01 WAIVER. No failure on the part of the Company or its assigns to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          6.02 NOTICES. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 6.02:

          To the Obligor:     ___________________________
                              ___________________________
                              ___________________________

          To the Company:     International Logistics Limited
                              330 S. Mannheim Road
                              Hillside, IL  60162
                              Attention:  Chief Financial Officer

          with a copy to:     Milbank, Tweed, Hadley & McCloy
                              601 S. Figueroa St., Suite 3100
                              Los Angeles, CA 90017
                              Attention: Eric H. Schunk, Esq.

          6.03 EXPENSES, ETC. The Obligor agrees to pay or to reimburse the Company or its assigns for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Company or its assigns in any effort to enforce any of the provisions of Section 5 or any of the obligations of the Obligor in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Company under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral,

                                     -8-

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including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

          6.04 AMENDMENTS, ETC. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Obligor and the Company. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Company, each holder of any of the Secured Obligations and the Obligor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

          6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Obligor, the Company and each holder of any of the Secured Obligations and their respective successors and permitted assigns. The Obligor shall not assign or transfer its rights under this Agreement without the prior written consent of the Company.

          6.06 SURVIVAL. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

          6.07 AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

          6.08 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          6.09 CAPTIONS. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

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          6.11  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS. THE OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          6.13 WAIVER OF JURY TRIAL. THE OBLIGOR AND THE COMPANY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              By:_________________________
                                 _____________, an individual



                              INTERNATIONAL LOGISTICS
                              LIMITED, a Delaware corporation



                              By:_________________________
                                 Name:  __________________
                                 Title: __________________

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                                                          ANNEX 1


                         PLEDGED STOCK

Certificate              Registered
    Nos.                    Owner            Number of Shares
-----------              ----------          ----------------

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                           ANNEX 1 TO PLEDGE AGREEMENT